As filed with the Securities and Exchange Commission on November 9, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Rexford Industrial Realty, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-2024407
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

11620 Wilshire Blvd., Suite 1000 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box  ☐

Securities Act registration statement file number to which this form relates:

333-210691.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

Rexford Industrial Realty, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 5.875% series B cumulative redeemable preferred stock, par value $0.01 per share (the “Series B Preferred Stock”), to be registered hereunder set forth under the heading “Description of the Series B Preferred Stock” in the Registrant’s prospectus supplement, dated November 6, 2017, forming part of its Registration Statement on Form S-3 (File No. 333-210691), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, on April 11, 2016, which was effective upon filing with the SEC, covering the offer and sale of shares of the class of the securities to be registered hereby. The Series B Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Rexford Industrial Realty, Inc. (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-11/A of (File No. 333-18880), filed by Rexford Industrial Realty, Inc. On July 15, 2013).

3.2	Second Amended and Restated Bylaws of Rexford Industrial Realty, Inc. (incorporated by reference to Exhibit 3.1 of Form 8-K, filed by Rexford Industrial Realty, Inc. on May 26, 2017).

3.3*	Articles Supplementary designating the Series B Preferred Stock of Rexford Industrial Realty, Inc.

4.1*	Form of Specimen Certificate of Series B Preferred Stock of Rexford Industrial Realty, Inc.

*	Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Rexford Industrial Realty, Inc.

Date: November 9, 2017	By:	/s/ Adeel Khan
	Name:	Adeel Khan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of Rexford Industrial Realty, Inc. (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-11/A of (File No. 333-18880), filed by Rexford Industrial Realty, Inc. On July 15, 2013).

3.2	Second Amended and Restated Bylaws of Rexford Industrial Realty, Inc. (incorporated by reference to Exhibit 3.1 of Form 8-K, filed by Rexford Industrial Realty, Inc. on May 26, 2017).

3.3*	Articles Supplementary designating the Series B Preferred Stock of Rexford Industrial Realty, Inc.

4.1*	Form of Specimen Certificate of Series B Preferred Stock of Rexford Industrial Realty, Inc.

*	Filed herewith